EXHIBIT 10.2

                        MANUFACTURING SERVICES AGREEMENT

                 ELCOTEL, INC. & TECHNOLOGY SERVICE GROUP, INC.

THIS MANUFACTURING AGREEMENT (this "Agreement") is made as of the 26th day of September, 1997 (the "Effective Date") by and between Elcotel, Inc. (hereinafter referred to as "Elcotel") and Technology Service Group, Inc.
(hereinafter referred to as "TSG").

1 Consideration. The parties are entering into this Agreement for and in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

2 Background. Elcotel and TSG have entered into an Agreement and Plan of Merger dated as of August 13, 1997 (the "Merger Agreement") providing for the merger of a wholly-owned subsidiary of Elcotel into TSG (the "Merger"). As a result of the Merger Agreement, TSG has canceled plans to move into a new facility in Alpharetta, GA that would provide additional manufacturing capacity for TSG since Elcotel has adequate space to accommodate TSG's manufacturing needs after the Merger. In entering into this Agreement, the parties wish to provide for the possibility that the Merger may not be consummated, with the result that TSG would be left with inadequate manufacturing capacity until it could negotiate a lease on a new manufacturing facility.

3 Compensation. In the event that the Merger is not consummated (other than by reason of a breach of the Merger Agreement by TSG, because of the failure of TSG's stockholders to approve the Merger, or by mutual agreement by the parties), Elcotel shall pay to TSG as reimbursement for expenses that TSG will incur in establishing a manufacturing facility to replace the Alpharetta facility, the lesser of one hundred thousand dollars ($100,000) or the sum of (i) TSG's actual costs incurred in locating a new facility;
     (ii) the difference in annual rent between the Alpharetta facility and a replacement facility for a five-year term; (iii) the actual costs of leasehold improvements paid for by TSG and not covered by the rental rate; and (iv) any losses actually incurred by TSG relating to the subleasing of the Alpharetta facility (such as unreimbursed leasehold expenses paid for by TSG). All such costs and losses shall be documented by TSG.

4    Elcotel's Responsibilities.

     4.1 Elcotel will assemble and manufacture those TSG products and components listed on Exhibit A at Elcotel's facility in Sarasota, Florida according to TSG's specifications furnished to Elcotel for such purpose. A mutually agreed upon implementation schedule will be developed. Additional components will be added to Exhibit A as required.

     4.2 Elcotel warrants that TSG products manufactured and/or assembled by it will be free from


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          defects in materials and workmanship  (other than materials  furnished by TSG) for a period of ninety (90) days after delivery thereof to TSG. Any products that do not conform to the foregoing warranty may be returned to Elcotel by TSG for credit. Elcotel shall repair and return to TSG, at Elcotel's expense, products that fail to meet the foregoing warranty.

     4.3 In the event of the termination of this Agreement Elcotel shall at TSG's expense and direction return and/or dispose of all specifications, drawings, manuals, and other tangible items furnished by TSG to Elcotel to assist it in manufacturing and/or assembling TSG products and all unused TSG inventory then remaining at Elcotel's facility.

5    TSG's Responsibilities.

     5.1 TSG shall furnish to Elcotel such specifications, drawings, manuals and the like as are reasonably required by Elcotel to manufacture and/or assemble the TSG products.

     5.2 TSG shall provide Elcotel on a timely basis with the parts and components required to assemble TSG's products.

     5.3 Any inventory of parts or components furnished by TSG to Elcotel shall be on a consignment basis and shall at all times remain the property of TSG.

     5.4 TSG will supply the manufacturing equipment to Elcotel as listed on Exhibit B which shall also at all times remain the property of TSG.

     5.5 TSG shall pay the freight on shipments of inventory and equipment to Elcotel and on shipment to TSG of products manufactured and/or assembled by Elcotel.

6 Acceptance Testing. TSG shall perform incoming inspection of all products shipped to it by Elcotel and shall retain the right reject products for return and repair. This inspection will be performed on a lot by lot basis.

7    Pricing and Payment.

     7.1 Elcotel shall charge TSG for labor and overhead at current costs as documented on TSG's bills of materials.

     7.2 TSG shall pay Elcotel for products net thirty (30) days after receipt of an invoice therefor.

8    Risk of Loss.

     8.1 The risk of loss of inventory and equipment furnished by TSG to Elcotel shall pass to Elcotel upon delivery to Elcotel's Sarasota manufacturing facility.

     8.2 Risk of loss of TSG products manufactured and/or assembled by Elcotel shall pass to TSG upon delivery to TSG F.O.B. Elcotel's place of manufacture in Sarasota, Florida.


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9    Term & Termination.

     9.1 This Agreement shall commence on the date hereof and shall continue until the earlier to occur of the consummation of the Merger or the first anniversary of the date Elcotel first becomes obligated to provide manufacturing services to TSG hereunder.

     9.2 If either party shall breach any term, condition or provision of this Agreement and if the breaching party shall fail to cure such breach within thirty (30) days after receipt from the other party of a notice of such breach, the non-breaching party may terminate this Agreement by written notice to the other party and/or may pursue such other remedies as are available to it under applicable law. However, if the type of breach is one that cannot be cured within a thirty-day period, then such breach shall be deemed to be cured if the breaching party within the thirty-day period shall have in good faith commenced a cure and shall continue thereafter with all due diligence to effect such cure and in fact does so complete the cure with all due diligence.

10 Confidentiality. The confidentiality agreement between the parties dated as of February 27, 1997 entered into in connection with negotiations for the Merger shall continue in full force and effect for the duration of this Agreement and for three (3) years thereafter.

11   Limitation of Liability

     11.1 NEITHER PARTY SHALL HAVE ANY LIABILITY WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     11.2 EXCEPT  AS  EXPRESSLY  STATED  HEREIN,  ELCOTEL  DISCLAIMS  ALL  OTHER
          WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO TSG PRODUCTS MANUFACTURED AND/OR ASSEMBLED BY ELCOTEL, INCLUDING, BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

12   Arbitration.

     12.1 Except  as  otherwise   provided   below,   this   Agreement  and  any
          controversy, claim or dispute between the parties directly or indirectly concerning this Agreement or the breach hereof or the subject matter hereof, including questions concerning the scope and applicability of this Section 12 shall be finally settled by arbitration held in Atlanta, Georgia in accordance with the provisions of this Section and the rules of commercial arbitration then followed by the American Arbitration Association or any successor to the functions thereof.

     12.2 The arbitrators shall be chosen in accordance with such rules. A majority of the arbitrators shall have the right and authority to determine how their decision or determination as to each issue or matter in dispute may be implemented or enforced. Any decision or award of a majority of the arbitrators shall be final and conclusive on the parties to this Agreement, and there shall be no appeal therefrom other than for fraud or willful misconduct. Notwithstanding anything herein to the contrary, no arbitrator in any such proceeding shall


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          have  authority or power to (a) modify or alter any express  condition or provision hereof by an award or otherwise; (b) award punitive or exemplary damages for or against any party to any such proceeding; or
          (c) award any damages expressly excluded under this Agreement.

     12.3 The parties hereto agree that an action to compel arbitration pursuant to this Agreement may be brought in the appropriate court of the State of Georgia. Application may also be made to such court for confirmation of any decision or award of a majority of the arbitrators, for an order of enforcement and for any other remedies that may be necessary to effectuate such decision or award. Each of the parties hereto hereby consents to the jurisdiction of the arbitrators and of such court and waives any objection to the jurisdiction of such arbitrators and court.

     12.4 Notwithstanding anything contained herein to the contrary, the parties hereby agree that this Section 12 shall not apply to any action brought by a party seeking an injunction or other equitable relief.

     12.5 In any controversy, claim or dispute subject to arbitration under the terms of this Section 12, the parties shall pay the fees and expenses of the arbitrators in accordance with any decision or award of a majority of the arbitrators.

13 Force Majeure. Neither party shall be liable to the other party hereunder for non-performance or delay in the performance of any of the terms and conditions of this Agreement if such non-performance or delay is caused by circumstances beyond its control, which circumstances, however, shall not include lack of funds.

14 Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed given to a party either (a) when hand delivered to such party; (b) when deposited with a nationally-recognized delivery service with instructions to provide next-business-day delivery and proof of delivery to such party; or (c) when sent to such party by facsimile transmission as follows:

         If to Elcotel at:                 If to TSG at:
               6428 Parkland Drive               20 Mansell Court East Suite 200
               Sarasota, Florida 34243           Roswell, Georgia 30076
               Attention: President              Attention: President
               Fax #: (941) 751-4716             Fax #: (770) 641-7528

     or to such other address of a party as such party may by notice hereunder designate to the other party.

15 Instruments. All instruments such as purchase orders, order acceptances, confirmations, invoices and the like used in connection with this Agreement shall be for the sole purpose of describing, defining or identifying Products, quantities, prices, amounts due, delivery dates and destinations, and to this extent only are incorporated into this Agreement. All of the printed or other terms on the front and reverse side of any such instrument shall be void and of no force or effect.


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16   Severability.  If any provision or part of a provision of this Agreement is finally declared to be invalid by any tribunal of competent jurisdiction, such part shall be deemed automatically adjusted, if possible, to conform to the requirements for validity, but, if such adjustment is not possible, it shall be deemed deleted from this Agreement as though it had never been included herein. In either case, the balance of any such provision and of this Agreement shall remain in full force and effect. Notwithstanding the foregoing, however, no provision shall be severed if it is clearly apparent under the circumstances that either or both of the parties would not have entered into this Agreement without such provision.

17   Survival.

     The expiration or earlier  termination of this Agreement  shall not relieve
     (i) Elcotel of its warranty hereunder, (ii) TSG of the obligation to pay for conforming products shipped prior to termination or (iii) either party of its obligations of confidentiality as provided herein.

18 Relationship. The relationship between the parties shall be that of independent contractors, and nothing contained in this Agreement shall be construed to constitute either party as a partner, employee, joint venturer or agent of the other. Neither party shall have the authority to bind the other in any manner without the other's prior written consent and authorization.

19   Miscellaneous.

     19.1 This Agreement together with Exhibits A and B contains the entire understanding of the parties on the subject matter hereof except as otherwise expressly contemplated herein; shall not be amended except by written agreement of the parties signed by each of them; shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns; may be executed in one or more counterparts each of which shall be deemed an original hereof, but all of which shall constitute but one and the same agreement; and shall not be assignable by a party without the prior written consent of the other party.

     19.2 The words "herein," "hereof," "hereunder," "hereby," "herewith" and words of similar import when used in this Agreement shall be construed to refer to this Agreement as a whole. The word "including" shall mean including, but not limited to any one or more enumerated items.

     19.3 "Best Efforts means that the obligated party is required to make a diligent, reasonable good faith effort to accomplish the stated objective. The obligated party is not, however, required to expend funds or incur liabilities and is not required to act in a manner that would be contrary to normal commercial practices in order to accomplish the objective. The fact that the objective is not accomplished is not by itself an indication that the obligated party did not in fact use its Best Efforts.

     19.4 "Business Day" means a day that is not a Saturday, Sunday or a statutory or civic holiday in the state of Florida, or any other day on which the principal office of either party is closed or becomes closed prior to 2:00 p.m. local time, whether in accordance with established company policy or as a result of unanticipated events, including adverse weather conditions.


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     19.5 Each  provision of this Agreement  shall be  interpreted  and enforced without the aid of any canon, custom or rule of law requiring or suggestion construction against the party drafting or causing the drafting of such provision.

     19.6 No representation, affirmation of fact, course of prior dealings, promise or condition in connection herewith or usage of the trade not expressly incorporated herein shall be binding on the parties.

     19.7 The failure by a party to insist upon strict compliance with any term, covenant or condition, or to exercise any right, contained herein shall not be deemed a waiver of such term, covenant, condition or right; and no waiver or relinquishment of any term, covenant, condition or right at any one or more times shall be deemed a waiver or relinquishment thereof at any other time or times.

     19.8 The captions of the paragraphs herein are for convenience only and shall not be used to construe or interpret this Agreement.

     19.9 This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

20 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or of any other jurisdiction) that would cause the application hereto of the laws of any jurisdiction other than the State of Georgia.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

Elcotel, Inc.                              Technology Service Group, Inc.

By: /s/ Tracey L. Gray                       By: /s/ Vincent C. Bisceglia
   ------------------------------------        ---------------------------------
    Tracey L. Gray                           Vincent C. Bisceglia
    President & Chief Operating Officer      President & Chief Executive Officer



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                                                                       EXHIBIT A

                     LISTING OF TSG PRODUCTS AND COMPONENTS
                              TO BE MANUFACTURED AT
                                     ELCOTEL

Item

UBX C Cash Box Switch

Hookswitch Assembly

GC Dial UCD Assembly

DC Dial UCD Assembly

Note: This listing may be increased to include additional products and components


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                                                                       EXHIBIT B

                     LISTING OF TSG MANUFACTURING EQUIPMENT
                                 TO BE LOANED TO
                                     ELCOTEL

Item

1.   Reed Switch Forming Fixture Consisting of:

     a.   Sony Monitor
     b.   Camera
     c.   Lights
     d.   Pneumatic Switch Forming Fixture
     e.   Lead Straightener

2.   Microscope and Base with Light Adapter - Bausch & Lomb

3.   Two Reed Switch Assembly Stations with Vacuum Pumps

4.   Gauss Meter and Fixture with Holding Tool

5.   Manual Sleeve Press for Mounting Screws

6.   UBX Final Test Station:

     *    a.   Holding Block for UBX with Test Strip
          b.   Lower Phone Housing with Cash Box Test Fixture

*    Have two more in Orange, will ship when we complete assembly.

Note: This list may be increased to include additional equipment


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